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                                                                       EXHIBIT 5

                                January 30, 1995

National Medical Enterprises, Inc.
2700 Colorado Avenue
Santa Monica, California 90404

Ladies and Gentlemen:

    I am the General Counsel of National Medical Enterprises, Inc., a Nevada corporation (the "Company"), and in such capacity I am charged with general supervisory responsibilities for the legal affairs of the Company and its subsidiaries. This opinion is furnished in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") on January 30, 1995. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 13,342,156 shares (the "Shares") of the common stock of the Company, par value $0.075 (the "NME Common Stock"), to be issued in connection with the Merger (as defined below). This opinion is delivered in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

    The Shares are to be issued in connection with an Agreement and Plan of Merger, dated as of October 10, 1994, by and among the Company, AMH Acquisition Co., a Delaware corporation that is a wholly owned subsidiary of the Company
("Merger Subsidiary"), and American Medical Holdings, Inc., a Delaware corporation ("AMH"), pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into AMH (the "Merger"), with AMH as the surviving corporation and (ii) each share of common stock, par value $0.01 per share, of AMH outstanding at the effective time of the Merger will be converted into the right to receive (x) 0.42 of a share of NME Common Stock, and (y) $19.00 in cash ($19.25 in cash if the Merger is consummated after March 31, 1995).

    In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Restated Articles of Incorporation and the Restated Bylaws of the Company, each as amended to date; (ii) copies of certain resolutions adopted by the Company's Board of Directors relating to the Merger, including without limitation, the authorization and issuance of the Shares; (iii) the Registration Statement (together with the Information Statement and Prospectus forming a part thereof); and (iv) such other documents, instruments and agreements as I have deemed necessary or appropriate as a basis for the opinion set forth below.

    In rendering the opinion set forth herein, I have assumed the satisfaction of the following conditions: the issuance by appropriate regulatory agencies of all necessary permits, consents, approvals, authorizations and orders relating to the issuance and sale of the Shares in their respective jurisdictions; the Registration Statement being declared effective by the Commission; the consummation of the Merger and the offering and sale of the Shares in the manner set forth in the Registration Statement, in accordance with the Merger Agreement and pursuant to said permits, consents, approvals, authorizations and orders; the genuineness and authenticity of all signatures on original documents submitted to me; the legal capacity of all natural persons; the authenticity of all documents submitted to me as originals; and the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies.

    Based on and subject to the foregoing, I am of the opinion that the Shares are duly authorized and when the certificates representing the Shares are duly executed, countersigned, registered and delivered by the Company in accordance with the terms of the Merger Agreement, such Shares will be legally issued, fully paid and nonassessable.

    This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. Notwithstanding the foregoing, I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the
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reference to  my name  under the  caption "Legal  Matters" in  the  Registration
Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          Scott M. Brown